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                                                                   EXHIBIT 10.11


                        TRANSLATION FROM THE HEBREW
                                                                 Lease Agreement
                                                                  Beit Hacrystal

                        UNPROTECTED LEASE AGREEMENT

               Made and signed in Bnei-Brak on December 31, 1999

                                 By and between:

               Nichsei Crystal Lemischar (Ramat-Gan)
               (Private Company Registration No. 51-036459-9)
               A private company duly registered in Israel
               Whose address for the purpose of this agreement is at 12, Hachilazon St., Ramat-Gan.

                                               (hereinafter: the "Lessor")
                                                        of the first part
                                      And:

               XACCT Technologies (1997) Ltd.
               (Private Company Registration No. 51-249311-5)
               Whose address for the purpose of this agreement is at 31, Halehi Street, Bnei Brak

                                               (hereinafter: the "Lessee")
                                                        of the other part

Whereas the Lessor is the registered owner of the property known as Parcel No. 365 in Block No. 6109, situated at 12, Hachilazon Street, Ramat Gan, covering a registered area of approximately 2,852 sq.m. gross (hereinafter: the "Lot"); and

Whereas the Lessor has built on the Lot, inter alia, a project consisting of an 8-10 floor office building, a commercial level and a gallery, with four basement levels, covering a total area of circa 9,500 sq.m. for office use, circa 1,000 sq.m. for commercial use and circa 12,000 sq.m. basements, the basement levels primarily to

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                                       2

               consist of an underground parking lot and approximately 1,200 sq.m. technical space (hereinafter: the "Building"); and

Whereas the Lessor is, accordingly, also the holder and owner of a Building unit on the second floor above the ground floor facing north-east covering approximately 455 sq.m. gross (including a pro rata share in the common property) (hereinafter: the "Second-Floor Leasehold"), as well as a unit covering the entire area of the third floor above the ground floor covering approximately 1,200 sq.m. gross (including a pro rata share in the common property) (hereinafter: the "Third-Floor Leasehold"), all as marked in the area encircled by red in the attached diagram (hereinafter: the "Diagram"), marked A, constituting an inseparable part hereof (the Second-Floor Leasehold and the Third-Floor Leasehold shall hereinafter be referred to as: the "Leasehold"); and

Whereas the Lessee wishes to lease the Leasehold under unprotected lease pursuant to the Tenants Protection Law (Combined Version) 5732-1972 (hereinafter: the "Law") or any other law; and

Whereas the Lessor wishes to lease the Leasehold under an unprotected lease pursuant to the Tenants Protection Law (Combined Version), 5732-1972, or any other law;

NOW, THEREFORE, IT IS AGREED AND STIPULATED BY AND BETWEEN THE PARTIES AS
FOLLOWS:

1. PREAMBLE, APPENDIXES AND HEADINGS:

         1.1      The Preamble hereto constitutes an inseparable part hereof.

         1.2 The appendixes hereto constitute an inseparable part hereof and shall be deemed as the provisions hereof.

         1.3 The headings herein are for convenience only and shall not be used for the interpretation of the contents thereof.

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                                       3

2.       PARTIES' DECLARATIONS

         2.1 The Lessor hereby declares that it is the sole holder and Owner of the Leasehold, that it is authorized to lease the Leasehold to the Lessee and that there is no impediment of whatever nature to leasing the Leasehold to the Lessee.

         2.2 The Lessee hereby declares that it has viewed and examined the Leasehold, that following such examination it has found same fit for its purposes and objectives and that it waives any contention with respect to defect, the right to cancel the transaction due to a defect or incompatibility with respect to the Leasehold other than hidden defect, with respect to the location of the Leasehold and the identification thereof, and it agrees to accept the Leasehold in its condition on the date of entering into this Agreement, subject to the completions pursuant to the plans and technical specification attached hereto.

3.       TRANSACTION AND TERM THEREOF

         3.1      The original term of lease

                  The Lessor hereby leases the Leasehold to the Lessee and the Lessee hereby leases the Leasehold from the Lessor for a lease term commencing no later than 60 days as of the date of delivery of the Third-Floor Leasehold's interior plans by the Lessee and no later than 75 days as of the date of delivery of the Second-Floor Leasehold's interior plans and ending three years as of the commencement of the lease of the Second-Floor Leasehold (hereinafter: the "Original Term of Lease"). The Lessee shall deliver complete and adapted interior plans no later than 30 days following the date of signature hereof. It is agreed that a delay by the Lessor in handing over the Leasehold of up to 14 days vis-a-vis the said dates shall not constitute a breach.

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         3.2      Option

                  3.2.1 The Lessee is hereby granted an optional right (option) to extend the Original Term of Lease for three additional years as of the end of the Original Term of Lease (hereinafter: the "First Option Term"), subject to giving the Lessor a 90-days prior written notice before the end of the Original Term of Lease of its wish to exercise the option, and subject further to the provisions of sub-clause 3.2.2.

                  3.2.2 The right to extend the Lease Agreement as aforesaid shall be subject to the Lessee's fulfillment of all the provisions hereof throughout the Original Term of Lease, including payment of the rent applicable to it hereunder with respect thereto, as well as full and timely fulfillment of all its other obligations. It is agreed that all the provisions hereof pertaining to the Original Term of Lease shall also apply during the First Option Term, subject to the changes herein set out.

         3.3      Shortening the Original Term of Lease

                  3.3.1 The Lessee declares that it is aware that the duration of the Original Term of Lease is a fundamental provision hereof and hence the Lessee shall not be entitled to shorten the Original Term of Lease without the Lessor's prior written approval. Should the Lessee leave the Leasehold prior to the end of the Original Term of Lease, for whatever reason, without the Lessor's prior written approval, the Lessee shall continue paying the full rent for the Leasehold hereunder to the Lessor, up to the end of the Original Term of Lease.

                  3.3.2 The provisions hereof shall also apply to the management fee payable by the Lessee to the management company as

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                           hereinafter specified, as well as all other financial
                           obligations payable by it pursuant to this Agreement, solong as the duty to pay rent applies to the Lessee.

                  3.3.3 Notwithstanding the foregoing the Lessee may find an alternative lessee or a sub-lessee under the same terms, provided that such alternative or sub-lessee shall be acceptable to the Lessor and shall furnish sureties to the Lessor's full satisfaction. The Lessor shall not unreasonably withhold its consent with respect to such alternative or sub-lessee.

4.       RENT AND ADDITIONAL PAYMENTS

         4.1      Rent during the Original Term of Lease and date of payment:

                  In consideration for the rights to lease the Leasehold during the Original Term of Lease, the Lessee undertakes to pay rent to the Lessor in the amounts and installments as follows:

                  4.1.1 The rent for each month during the Original Term of Lease shall be as follows:

                           a. For the Third-Floor Leasehold - the amount of NIS 97,344 (agreed representative rate
                                    - NIS 4.16 per one American dollar x $19.5 x 1200 sq.m.) per month, plus VAT at law.

                           b. For the Second-Floor Leasehold - the amount of NIS 36,910 (agreed representative rate
                                    - NIS 4.16 per one American dollar x $19.5 x 455 sq.m.) per month, plus VAT at law.

                                    The rent for the Third-Floor Leasehold
                                    together with the rent for the Second-Floor
                                    Leasehold shall hereinafter be referred to as: the "Rent").

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                                       6

                  4.1.2 The parties agree that the Rent shall be linked to the Consumer Price Index (hereinafter: the "Linkage Differences") as follows:

                           Index differences shall be added to each payment (hereinafter: the "Differences") so that where it is clarified that the new index exceeds the basic index in respect of any payment on account of the Rent, the Lessee shall pay an increment on the Rent to the Lessee at the rate equivalent to the increase of the new index vis-a-vis the basic index, the Linkage Differences increment being paid together with each payment on account of the Rent.

                           In this Agreement:

                           "Index" - means the Consumer Price Index (including vegetables and fruits, without neutralizing any of the index components) that is published monthly by the Central Bureau of Statistics or any other entity superseding same, or any other index published in its place (subject to the ratio between such indexes).
                           It is agreed that the basic index means the index for November 1999 published on December 15, 1999.

                           "New Index" - the Consumer Price Index last published prior to the actual payment of any of the Rent payments.

                  4.1.3 Linkage Differences, as aforesaid, shall be added to each payment. In addition to the Linkage Differences, the Lessee shall pay VAT at its present rate under law on the actual date of payment to the Lessor, against receipt of tax invoice at law, by means of a postdated check for the date such VAT is payable by the Lessor.

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                                      7

                  4.1.4 The Rent for the Original Term of Lease shall be paid on the following dates:

                           a. On the date of signature hereof the Lessee shall pay Rent to the Lessor for 9 months in advance (NIS 402,756 with the addition of VAT at law).

                           b. The balance of the Rent, together with the Linkage Differences and the VAT at law, shall be paid by the Lessee to the Lessor in consecutive equal quarterly installments on the first of the Gregorian month following three months from the commencement of the Lease, and every three Gregorian months up to the end of the Lease.

                  4.1.5 Full and timely payment of the Rent or any other payment applicable to the Lessee hereunder, is a fundamental provision hereof, and failure to timely settle any payment shall be deemed as a fundamental breach hereof by the Lessee, and shall grant the Lessor all the relief hereunder and pursuant to the Law, including the right to claim removal of the Lessee from the Leasehold immediately after the delay in payment provided that any delay of up to 5 working days shall [handwritten: "not" (-signed-),(-stamped & signed-)] constitute a fundamental breach of this Agreement.

                  4.1.6 In addition to the Leasehold, the Lessee hereby leases from the Lessor the right to use 5 reserved parking places and 50 non-reserved parking places.

                  4.1.7 In consideration for the right to use the parking places, the Lessee shall pay the Lessor monthly amounts as follows:

                           a. For the monthly right to use 5 reserved parking places - the amount of NIS 2,808 (agreed

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                                       8

                                    representative rate of NIS 4.16 per
                                    one American dollar x 5 x 135$) with the addition of VAT and Linkage Differences.

                           b. For the monthly right to use 50 non-reserved parking places - the amount of NIS 20,800 (agreed representative rate of NIS 4.16 per one American dollar x 50 x 100$) with the addition of VAT and Linkage Differences.

                           c. The Rent for the use of the parking places is in addition to the Rent for the Leasehold and shall be paid jointly, on the date of each payment on account of the Rent.

                  4.1.8 The Lessee is hereby granted the option to lease at least 30 more non-reserved parking places during the Term of Lease at $100 (to be converted into New Shekels on the date of exercising the option, linked to the index) per parking place, with the addition of VAT and Linkage Differences.

                  4.1.9 To remove any doubts, it is hereby clarified that the Lessor shall pay the municipal property tax for the parking lot.

         4.2 The Rent during the First Option Term shall increase by 10% as follows:

                  4.2.1 The Rent during the First Option Term shall be NIS 147,680 per month ($35,000 at the agreed representative rate of NIS 4.16 per American dollar) with the addition of VAT at law, linked as of the date of the basic index.

                  4.2.2 All the provisions of this Agreement with respect to the Original Term of Lease, including, without derogating from the generality of the aforesaid, the manner of linkage

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                                       9

                           of the basic monthly Rent during the Option Term to the index, the addition of VAT and the date of payment of the Rent, shall fully apply to the Option Term, respectively.

         4.3      Taxes and obligatory payments

                  4.3.1 The Lessee shall pay all taxes and obligatory payments applicable to the holder of a Leasehold and, inter alia, shall bear payments of general rates, business tax, sign fees, electricity, water, telephone (including permanent usage fees), payment to the management and services company and all other and/or additional current expenses with respect to current maintenance of the Leasehold, as of the date of accepting possession in the Leasehold.

                  4.3.2 The Lessee declares that it is aware that a management and services company is and/or shall be in operation in the Building for the purpose of providing maintenance, operation, repair and upkeep services of the Building, its facilities and the common property therein, including gardening, lighting, air-conditioning, operation of elevators, guarding the Building, etc.
                           The Lessee undertakes to fully and timely effect, as provided herein and/or in the management agreement, all the payments payable to the management company and/or the Lessor in consideration for the management services.

         4.4      Stamping

                  Stamping fees with respect to this Agreement, if necessary, apply to the Lessee and be fully borne by it.

         4.5      Effecting an obligatory payment by the Lessor

                  4.5.1 Should the Lessee fail to timely effect any of the payments applicable to it pursuant to the provisions of clause 4

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                           herein (including all sub-clauses thereof) the Lessor
                           may pay in such event any such payment in place of the Lessee and the Lessee shall have to refund same to the Lessor upon the Lessor's first demand.

                           To remove any doubts it is hereby clarified that nothing in the foregoing shall constitute an undertaking by the Lessor to make any payment in place or on behalf of the Lessee.

                  4.5.2 In the event that any of the parties makes any payment in place of the other party or on its behalf, as aforesaid, the other party shall refund any such payment to the paying party immediately upon demand and any such payment shall be subject to the provisions of clause 9.1 hereinbelow.

5.       TERMS OF LEASE

         5.1      Changes to the Leasehold

                  5.1.1 The Lessee may perform interior changes to the Leasehold at its expense solely pursuant to a plan to be submitted to the Lessor for its prior written approval. The Lessee shall not make any changes to the Leasehold which are not interior changes nor shall it make any changes relating to the Building's construction or systems (including air- conditioning, plumbing, elevators systems and so forth).

                  5.1.2 The Lessor shall not unreasonably withhold its approval to the Lessee with respect to planning the interior of the Leasehold as the Lessee deems fit, and for this purpose to make changes in the Leasehold (other than prohibited changes as aforesaid), subject to the approval of the management company which shall not unreasonably withhold such approval.

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                  5.1.3    In the event that the Lessee violates its foregoing
                           undertaking, the Lessor shall be entitled to restore the Leasehold to its former condition at the Lessee's expense.

                  5.1.4 The Lessee undertakes to perform the completions and/or changes, if any, to the best of its ability, prudently, without causing any damage to the Leasehold and/or the Building, in compliance with the management company's instructions, if any, with respect to the manner of performing the works.

                           The Lessee shall bear any direct or indirect damages and the consequences thereof caused to the Leasehold or the Building due to performing the completions and/or arising from such type of changes in the Leasehold.

         5.2      Signs and telephones

                  The Lessee may not install any sign on the exterior space of the Leasehold. Signs shall only be installed at the spots designated therefor, after obtaining the prior written approval of the management company and the Lessor, both with respect to the actual placement of the sign, and the size and shape thereof.

                  The Lessor has no objection to the Lessee installing telephone lines in the Leasehold, at its expense.

         5.3      Orderly maintenance and Lessor's inspection

                  5.3.1 The Lessee hereby undertakes to look after the Leasehold and everything attached therein by the Lessor and/or by the Lessee throughout the Original Term of Lease, and to upkeep the Leasehold and procure the orderly maintenance thereof.

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                  5.3.2    Any failure or damage caused by the Lessee, its
                           employees, agents, or visitors, other than damage due to reasonable wear, shall be repaired by the Lessee within a reasonable period of time, at its expense. Any failure that is the fault of the Lessor shall be repaired by the Lessor within a reasonable period of time.

                  5.3.3 Should the Lessee fail to repair such damages and failures within a reasonable period of time, taking into account the type of repair, after notice has been given and which the Lessee has failed to rectify within 7 days, the Lessor may, however, is not obligated to, repair same and the Lessee shall bear all the expenses of the repairs made by the Lessor.

                  5.3.4 The Lessee shall make any payment to the Lessor pursuant to sub-clause 5.3.3 above within 7 days from the date on which the invoice for the repairs has been submitted to it, and any such payment shall be subject to the provisions of sub-clause 9.1 hereof.

                  5.3.5 The Lessee hereby undertakes to permit the Lessor, its employees and agents, to enter the Leasehold at reasonable times, after prior coordination, in the course of the Original Term of Lease, to examine the condition of the Leasehold and to perform any maintenance works therein.

                  5.3.6 The Lessor, its employees and agents may further enter the Leasehold at reasonable times, subject to prior coordination, in the course of the last six months of the lease, to show same to prospective purchasers or lessees.

                  5.3.7 The Lessor's duty to coordinate entry into the Leasehold in advance as aforesaid shall not apply to emergencies such as fire, flood, and so forth requiring immediate entry into the Leasehold.

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         5.4      Prohibited uses

                  5.4.1 The Lessee may only use the Leasehold for the purpose of hi-tech and offices and not for any other purpose.

                  5.4.2    Without derogating from the foregoing in sub-clause
                           5.4.1 above, the Lessee may not:

                           a) Perform in the Leasehold any work making unreasonable noise or spreading smoke, odors, pollution etc.

                           b) Use the Leasehold for purposes which are prohibited under any law.

                  5.4.3 In the event that the use under the purpose of the lease requires a license under law, the Lessee undertakes to obtain such license.

                           The Lessee shall bear any liability with respect to managing a business in the Building without a license where a license is necessary.

         5.5      Renovation of the Leasehold

                  5.5.1 To remove any doubt, it is hereby clarified that any renovations performed in the Building (including renovations made in whole or in part by and at the Lessee's expense) shall be the exclusive property and ownership of the Lessor and the Lessee shall not be entitled to any compensation or indemnification due to such renovations, and the Lessee shall deliver possession in the Leasehold to the Lessor upon completion of the Term of Lease, the property being clean and tidy, including all renovations and improvements made in the property.

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                                       14

                  5.5.2 Without derogating from the generality of the foregoing with respect to the Lessee's obligations relating to the use of the Leasehold and the operation thereof, it is hereby expressly agreed and stipulated by the parties that the Lessee shall be exclusively responsible for obtaining all approvals, permits, and licenses necessary for operating its business in the Leasehold under the provisions of any law, including a business license, a sign license and any other license or permit required for the purpose of performing the renovations.

6.       DAMAGES TO THIRD PARTIES AND INSURANCE

         6.1 Without derogating from the Lessee's liability under this Agreement and/or under any law, the Lessee hereby undertakes to issue the following insurance policies at its expense:

                  The Lessor shall not bear any liability whatever for damage caused to the Lessee's body or property, to its employees, customers, visitors, invitees or any third party, including tenants adjacent to the Leasehold, caused in consequence of or due to the use of the Leasehold by the Lessee or anyone on its behalf.

                  The Lessee undertakes to indemnify the Lessor for any amount the Lessor is obligated to pay as aforesaid, if any, including any ancillary expense, such as the cost of legal proceedings. (Handwritten: [-Stamped & Signed-] On the other hand, the Lessor undertakes to notify the Lessee of any such demand within 7 days of the date it learned thereof, so as to enable it to defend against same.)

                  INSURING THE CONTENTS OF THE LEASEHOLD

                  6.1.1 The Lessee undertakes to insure the contents of the Leasehold and, without derogating from the generality of

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                                       15

                           the foregoing, the furniture, the equipment, facilities and inventory therein, as well as any change, improvements, renovation and additions to the Leasehold made and/or to be made in the Leasehold by the Lessee and/or on its behalf, of whatever nature, all the foregoing being at restoration value against loss or damage due to risks of fire, explosion, earthquake, riots, strikes, malicious damage, storm, tempest, flood, water damages, electrical damages, burglary and robbery, injury by aircraft, supersonic explosion and collision.

                  6.1.2 The Lessee undertakes to update the amounts of the insurance, from time to time, so as to reflect at all times the full value of the insured property as aforesaid in sub-clause 5.1.1 above.

                  6.1.3 The Lessee undertakes at all times that the policy issued by it as aforesaid in sub-clause 6.1.1 above, or any other policy issued by it, shall incorporate an express clause whereby the insurer expressly waives any subrogation right vis-a-vis the Lessor, and the management company and/or their representatives. Such waiver of subrogation shall also apply to the other lessees/tenants in the Building (provided that the insurance policies of the tenants' and the lessees' contents incorporate a clause with respect to waiver of indemnification vis-a-vis all the lessees and/or tenants in the Building) and/or anyone on behalf of the foregoing. The aforesaid respecting waiver of the subrogation right shall not apply in the event of malicious damage.

                           The Lessee hereby exempts the Lessor and the management company and anyone acting on their behalf from liability with respect to loss or damage for which the Lessee is or should have been entitled for indemnity under the policy to be issued as aforesaid.

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                                       16

                  EMPLOYERS AND THIRD PARTY

                  6.1.4 THIRD PARTY - the Lessee undertakes to issue a policy covering liability to third parties insuring the Lessee's liability for bodily and/or property damage of any person and/or entity arising from operating in and/or in the vicinity of the Leasehold.
                           The insurance shall be for a limit of liability of no less than the NIS equivalent of US$500,000 per event per period.
                           The insurance shall be extended to indemnify the Lessor for its liability to the Lessee's actions and/or omissions subject to a cross liability clause under which the insurance shall be deemed as if issued separately for each of the insured's individuals.

                           Such insurance shall not be subject to any limitation on liabilities arising from fire, explosion, alarm, lifting, loading and unloading devices, defective sanitary devices, poisoning, any harmful substance in drinks or foods, strikes and lockouts as well as a subrogation claim on the part of the National Insurance Institute.

                           EMPLOYERS' LIABILITY - the Lessee undertakes to issue at its expense an employer's liability insurance covering the Lessee's liability to its employees for bodily damage arising from and while at work, in a limit of liability of no less than the NIS equivalent of US$5,000,000 per event per period.

                           The insurance shall be extended to indemnify the Lessor for its liability to the Lessee's employees where it is established that it is their employer.

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                                       17

                           Such insurance shall not include any limitation on works at altitude and at depth, work hours, contractors, sub- contractors and youth employment.

                  6.1.5 The policies issued by the Lessee as aforesaid in clause 6 hereof shall be referred to as the "Lessee's Policies".

                  CROSS LIABILITY

                  6.1.6 Furthermore, the Lessee hereby undertakes that any third party and employer's insurance issued by it hereunder shall be subject to a "cross liability" clause under which the insurance shall be deemed as if made separately for each of the insured's individuals.

                  POLICIES IN EFFECT

                  6.1.7 The Lessee undertakes to fulfill all the terms of the Lessee's Policies and to ensure timely payment of the premiums.

                  INSURER'S APPROVAL

                  6.1.8 The Lessee shall present to the Lessor, no later than 30 days as of the signature hereof, an approval from the insurance company stating that the Lessee's policies were issued for the Lessee. Such approvals shall be presented once every insurance year by the Lessee without the Lessor's demand. It is hereby expressly agreed that the presentation of such approvals or presentation of the Lessee's Policies and the examination thereof by the Lessor or anyone on its behalf shall not constitute approval that the Lessee's Policies or such approvals are in compliance with the contents of the insurance clause and same shall not derogate from the Lessee's responsibility hereunder.

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                                       18

                  CANCELLATION OF POLICIES

                  6.1.9 It is further agreed that the Lessee's Policies shall incorporate an express clause under which the policies may not be canceled unless written notice thereof is given by registered mail to the Lessor at least 60 days in advance. (Handwritten: [-Stamped & Signed-] Nothing in the foregoing shall derogate from the Lessee's duty to procure alternative insurance.)

                  DAMAGE ARISING FROM RISKS

                  6.1.10 The Lessee hereby declares that it shall have no claim and/or demand against the Lessor and the management company and/or anyone acting on its behalf due to damage arising from risks which the Lessee undertook to insure as aforesaid in the above clauses, and it exempts the Lessor and the management company and/or anyone acting on their behalf from any liability for such damages.

                           This clause is aimed at adding rather than derogating from any other provision herein.

                           Breach of the insurance clause shall constitute a fundamental breach of this Agreement.

         6.2 If and to the extent that funds are obtained from the insurance company for damages to the Leasehold or the common property, such funds shall be used at the first phase for repairing the Leasehold or other assets in the Building, and the balance thereof shall be transferred to the Lessee.

7.       VACATING THE LEASEHOLD AND RENOVATIONS THERETO

         7.1      Vacating the Leasehold

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                                       19

                  Subject to the provisions of sub-clause 3.3 above, the Lessee undertakes to vacate the Leasehold at the end of the Original Term of Lease or the Option Term or, in the event of cancellation of the Agreement, prior to the end of the Original Term of Lease, and return the same to the Lessor, it being vacant of any person and chattel, in good, orderly and serviceable condition, in the same condition as it was received when it was first leased, other than reasonable normal wear.

         7.2      Renovations to the Leasehold

                  7.2.1 45 days prior to returning the Leasehold by the Lessee to the Lessor the Lessor shall conduct an examination of the Leasehold. At such time a protocol shall be recorded, specifying the list of repairs which the Lessee is obligated to perform pursuant to the provisions of this Agreement, including repair of damage and failures and repairs pertaining to restoring the Leasehold to its previous condition, other than ordinary wear arising from reasonable use of the property. The Lessee shall make the necessary repairs in accordance with the protocol.

                  7.2.2 It is agreed that the parties shall deem the period necessary for making the repairs set out in sub-clause 7.2.1 hereof as a period in which the Lessee was in delay of vacating the Leasehold, and such period shall be subject to all the provisions of this Agreement with respect to delay in vacating the Leasehold.

8.       GENERAL PROVISIONS

         8.1      Management agreement

                  8.1.1 The Lessee undertakes to enter into a management agreement with the management company for the

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                                       20

                           provision of services and maintenance to the Building's facilities, upon signature of this Agreement or at any other time, pursuant to the Lessor's instructions to the Lessee. The form of the management agreement is attached hereto, constituting an inseparable part hereof.

                  8.1.2 The provisions and terms of the management agreement shall be deemed as the provisions and terms hereof, and any breach thereof or failure to fulfill same shall be deemed as a breach of or non-compliance with the provisions and terms of this Agreement.

                  8.1.3 The management fees (hereinafter: the "Management Expenses") shall be linked to the index and be paid by the Lessee to the Lessor or to the management company as set out in sub-clause 8.a. of the services agreement signed and/or to be signed by the Lessor and the services company in the Building, and where there is no reference in such clause, the Management Expenses shall be paid as follows:

                           1. The Management Expenses shall be paid once every three months, for three months in advance, on the dates herein set forth for payment of the Rent, being linked to the index as aforesaid herein, however, in no event shall the Management Expenses per quarter be less than the Management Expenses actually paid (including Linkage Differences) for the preceding quarter.

                           2. The Lessee shall deliver to the Lessor, 7 (seven) days prior to the date of handing over the Leasehold, 4 (four) checks signed by it, each at the rate of the Management Expenses anticipated for the quarter, with the addition of Linkage Differences to the index, as of the basic index up to

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                                       21

                                    the index known on the date of delivery of the checks, payable on the 1st of each quarter.

                           3. On the 1st of each quarter the Lessee shall hand over to the Lessor as follows:

                                    A check for the Linkage Differences as of the index known on the date of delivering the checks, as set forth in sub-clause 2, up to the new index for the Management Expenses for such quarter.

                                    A check to cover the Management Expenses for the quarter following the last quarter for which a check was given to the Lessor for Management Expenses, with the addition of Linkage Differences to the index, as of the basic index up to the index known on the date of delivering the check.

                           4. Only actual payment of the checks shall be deemed as payment of the Management Expenses.

                           5. A tax invoice shall be furnished to the Lessee within seven (7) days of the date of actual payment.

         8.2      Transfer of rights in the Leasehold

                  8.2.1 The Lessor shall be entitled to transfer or mortgage its rights hereunder at any time, and to transfer or mortgage its rights in the Leasehold or lease and sell the Leasehold, provided it gives notice to the transferee or the purchaser or leaseholder of the rights (as the case may be) of the existence of this Agreement, and the transferee or the purchaser or leaseholder shall undertake all the Lessor's undertakings hereunder. In such event the Lessee shall have no claims or contentions with respect to the transfer

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                                       22

                           of the rights and the sale thereof or
                           due to the lease of the Leasehold by the Lessor.

                  8.2.2 The Lessee shall not be entitled to transfer all or any of its rights hereunder, nor permit others to use all or any Part of the Leasehold whether for a consideration or otherwise, or lease the same under a sub-lease, directly or indirectly, to any person or entity, all subject to sub-clause 3.3.3 above. Notwithstanding the foregoing, the Lessee may include another lessee from the group of the Lessee's subsidiaries or affiliated companies (hereinafter: the "Additional Lessee") in the Leasehold, and provided further that the Additional Lessee shall sign a promissory note to vacate the Leasehold on the date when the Lessee is obligated to vacate the Leasehold, and the Lessee shall be responsible for all its undertakings pursuant to this Agreement as if no additional lessee had been included in the Leasehold.

                           Notwithstanding the foregoing, the Lessee may lease the Second-Floor Leasehold by a sub-lease to a lessee as agreed in coordination and consultation with the Lessor. The Lessor shall not unreasonably withhold its approval.

         8.3      Denial of the applicability of tenants' protection laws

                  The Lessee hereby declares that it is aware that the Leasehold and the Building wherein it is situated are a new leasehold and building built after 1968, so that on the date of commencing of the Tenant's Protection Law (Various Provisions) 5728-1968 there was no tenant in the Leasehold entitled to have possession therein, that no key money whatsoever has been paid or received with respect to the Leasehold or the lease relationship created hereunder, nor any other consideration whatsoever other than the Rent, and hence the provisions of the Tenant's Protection Law (Combined Version), 5732-1872 or any other law superseding same, or any other law designated or to be designated to protect

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                                       23

                  tenants, shall not apply to this Agreement nor to the lease hereunder, and in no event shall the Lessee be deemed as a protected tenant, nor shall it be entitled to payment of any key money or other payment upon vacating the Leasehold, and it shall have to vacate the Leasehold on the date of vacation and return same to the Lessor, it being free of any person and chattel placed or installed by it in the Leasehold.

         8.4      SURETIES

                  8.4.1    As surety to secure all the Lessee's undertakings
                           pursuant to this Agreement,  including, without
                          derogating from the Lessee's other undertakings,
                           vacating the Leasehold on time, payment for any
                           damage caused to the Leasehold, payment of the Rent and the payments applicable to the Lessee pursuant to this Agreement, the Lessee shall furnish to the Lessor, no later than 7 days as of the signature hereof, an autonomous independent bank guarantee, index linked, in the amount of NIS 402,756 (three month Rent for the Leasehold) (in NIS, linked to the Consumer Price Index) in effect for one year as of the date of issuance thereof, and same shall be extended on a yearly basis by 60 days following the end of the Original Term of Lease and/or the Option, as the case may be. The guarantee shall be returned to the Lessee upon vacating the Leasehold and settling all its undertakings pursuant to this Agreement, including presentation of receipts with respect to payment of municipal property tax and payment to the maintenance company.

                  8.4.2 If the Lessee breaches any of its undertakings pursuant to this Agreement, without derogating from the generality of the definition, and in particular should it fail to timely make any payment applicable to it hereunder, and/or should it fail to timely vacate the Leasehold, and/or if it causes damage to the Leasehold, the Lessor may exercise

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                                       24

                           the guarantee and use the funds for rectifying the breach and as compensation for such breach, provided it warns the Lessee that it is about to exercise the guarantees at least 14 days in advance. The balance, if any, shall be returned to the Lessee only after it actually vacates the Leasehold, being linked to the Consumer's Price Index as of the date of exercise of the guarantee up to the date of returning the balance.

9.       BREACHES AND RELIEF

         9.1 In the event that the Lessee fails to make any of the payments applicable to it hereunder in timely fashion, the following provisions shall apply:

                  9.1.1 Any amount payable by the Lessee to the Lessor and/or to the management company hereunder which has not been settled on time, shall bear arrears interest at the maximum rate then charged by Bank Leumi Le'Israel Ltd. with respect to unauthorized deviations, as of the date of payment herein set forth up to the actual date thereof with the addition of VAT at law.

                  9.1.2 In the event that the Lessee fails to fulfill any of its undertakings pursuant to this Agreement, including payments to any person, the Lessor and/or the management company, may, however are not obligated to, after giving prior notice to the Lessee, effect any payment and/or undertaking as aforesaid at their discretion, and charge the linkage as of the date of effecting the payment, pending receipt of the actual refund with the addition of 10% (ten percent) handling fees.

         9.2 Without derogating from the provisions of sub-clause 9.1 above, in the event that the Lessee breaches this Agreement and fails to rectify such breach within 14 days as of receipt of the Lessor's

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                                       25

                  notice, the Lessor and/or the management company shall be entitled to all or any part of the relief, at their exclusive discretion, as the case may be, as follows:

                  The Lessee shall pay the Lessor on the date of vacating or of failing to hand over the Leasehold, as the case may be, in addition to any damage caused to it, pre-estimated agreed compensation at the rate of 3 months Rent hereunder, or the last Rent actually paid by the Lessee to the Lessor prior to the breach, whichever is latest, together with Linkage Differences up to the actual date of vacating.

         9.3 The relief granted to the Lessor and/or the management company as set forth in sub-clause 9.2 above, shall also apply in the following occurrences:

                  9.3.1 If bankruptcy or liquidation proceedings are instituted against the Lessee and are not cancelled within 30 days.

                  9.3.2 If a receiver is appointed for the Lessee and/or its property and such appointment is not cancelled within 30 days.

         9.4 Without derogating from any of the Lessor's rights and without derogating from the provisions of sub-clauses 9.1, 9.2 and 9.3 above, in the event that the Lessee fails to vacate the Leasehold at the end of the Term of Lease or on the date set forth in sub-clause 9.2.1 above, the following provisions shall apply:

         9.4.1 The Lessee shall pay appropriate usage fees at the rate of 3 (three) month's Rent for each month of delay in vacating. Such payment shall be effected on the last day of each month of delay in vacating for the preceding month.

         9.4.2 The Lessee shall pay all the amounts, payments and taxes applicable to it hereunder, including management fees.

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                                       26

         9.4.3 The payment set forth in this clause shall not create a lease relationship between the Lessee and the Lessor with respect to the period following termination of the Term of Lease or vacating the Leasehold as herein set forth.

         9.4.4 To remove any doubts it is hereby expressly declared that nothing stated in this clause shall be deemed as a waiver of the Lessor's rights, or consent that the Lessee shall be in delay of vacating the Leasehold. Failure to vacate the Leasehold on the date of vacating shall be deemed as a fundamental breach of this Agreement, and the Lessor may enforce such vacating in any manner available to it under law.

10.      OFFSET

         10.1 The Lessor and/or the management company may offset any amount payable to either of them by the Lessee hereunder, and/or any amount necessary for the performance of the Lessee's undertakings pursuant to this Agreement, from any amount payable to the Lessee and/or available to it in the account of either of them.

         10.2 The Lessee may not offset any amounts from its payments to the Lessor and/or the management company.

         10.3 Any claim of whatever nature on the part of the Lessee against the management company shall not constitute a cause of action on its part against the Lessor.

11.      MISCELLANEOUS

         11.1 There shall be no effect to any waiver, acquittal or extension granted or made by either party unless given and made expressly and in writing, and no waiver, acquittal or extension with respect to any breach of this Agreement may be interpreted or deduced from the mere action or omission which is not an express written

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                                       27

                  notice. Delay or failure to utilize any right by any of the parties hereunder shall in no event and under no circumstances be deemed as waiver or a basis for estoppel against them by any of the parties.

         11.2 This Agreement cancels any prior agreement between the parties whether granted, made or concluded orally or in writing.

         11.3 The Tel-Aviv courts shall have exclusive jurisdiction to hear any matter pertaining to this Agreement and/or arising herefrom including the implementation, breach or cancellation hereof.

         11.4 Any payment and/or any of the Lessee's undertakings shall be made and/or granted, unless otherwise expressly stated herein, at the Lessor's offices as stated in the preamble hereto.

         11.5 Any notice pursuant to this Agreement shall only be made in writing and sent to the parties in accordance to the addresses stated in the preamble hereto or at the address respecting which the Lessee gave notice to the Lessor in writing following the signature hereof, or at the Leasehold.

                  Any notice from one party to the other shall be sent by registered mail and shall be deemed to have been delivered to its destination within 72 (seventy two) hours from its dispatch for delivery by registered mail at a post office in Israel being properly addressed.

                   IN WITNESS WHEREOF THE PARTIES HAVE SIGNED: